                                                                     Exhibit 7.1

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement (this "Agreement") is entered into as of the 25/th/ day of October, 2001, by Fidelity National Financial, Inc., a Delaware corporation (the "Lender") and Homeseekers.COM, Incorporated, a Nevada corporation ("Borrower").

                                    Recitals
                                    --------

         Whereas, Borrower and E-Home.com, Inc. d/b/a Homemark ("Homemark") entered into a Securities Purchase Agreement dated as of June 6, 2001 (the "Homemark Securities Purchase Agreement"), wherein Homemark agreed, among other things, to lend and Borrower agreed to borrow up to $2,000,000;

         Whereas, pursuant to the Homemark Securities Purchase Agreement, Borrower and Homemark entered into a Loan Agreement dated as of June 6, 2001 (the "Homemark Loan Agreement"), wherein Homemark agreed to lend and Borrower agreed to borrow $1,000,000 ("Original Loan Amount");

         Whereas, pursuant to the Homemark Loan Agreement, Borrower and Homemark entered into a Security Agreement and Financing Statement dated as of June 6, 2001 (the "Homemark Security Agreement"), wherein Homemark granted to Lender security interests in certain of its assets, as further provided in the Homemark Security Agreement;

         Whereas, pursuant to the Homemark Loan Agreement, Homemark loaned to Borrower $500,000, evidenced by a promissory note dated June 6, 2001 (the "First Homemark Loan");

         Whereas, on or around June 19, 2001, pursuant to the Homemark Loan Agreement, Homemark loaned to Borrower an additional $500,000 (the "Second Homemark Loan");

         Whereas, since June 19, 2001, Homemark has made additional loans to Borrower in the approximately aggregate amount of $1,000,000 (collectively with the First Homemark Loan and the Second Homemark Loan, the "Homemark Loans");

         Whereas, to fund a payroll amount due and payable on October 23, 2001, Lender loaned to Borrower $400,000 as evidenced by a Secured Promissory Note dated October 23, 2001 (the "Payroll Loan";

         Whereas, Fidelity National Information Solutions, Inc., a Delaware corporation and an affiliate of Lender, ("FNIS") has entered into an asset purchase agreement of even date herewith (the "FNIS Agreement") contemplating the purchase by FNIS of certain of Borrower's assets, pursuant to which FNIS has paid to Borrower $1,000,000 as a deposit to be applied against the purchase price for the assets;

         Whereas; as a condition to entering into this Agreement, Lender has required, and Borrower has agreed, that in the event the transactions contemplated under the FNIS Agreement are not consummated, Lender, to preserve its security interest in Borrower's assets, may repay that amount directly to FNIS and deem such amount a Revolving Advance (as defined in the Convertible Revolving Promissory Note (the "Note"), the form of which attached as Exhibit
                                                                      -------
A),
-

         Whereas, the Borrower has requested that the Lender make available Revolving Advances, in an aggregate principal amount not to exceed $3,000,000 at any time outstanding, to allow the Borrower to pay off and cancel the Homemark Loans, the Payroll Loan, to fund ongoing operations, and, if necessary in Lender's sole discretion, to repay the deposit made by FNIS (the "FNIS Deposit") pursuant to the FNIS Agreement (in which case the aggregate principal amount shall not exceed $4,000,000);

         Whereas; as a condition to entering into this Agreement, Lender has required, and Borrower has agreed, to enter into the Security Agreement of even date herewith between Borrower and Lender (the "Security Agreement"), the form of which is attached as Exhibit B;
                        ---------

         Whereas; as a condition to entering into this Agreement, Lender has required, and Borrower has agreed, to enter into the Registration Rights Agreement of even date herewith between Borrower and Lender (the "Registration Rights Agreement"), the form of which is attached as Exhibit C;
                                                     ---------

         Whereas; as a condition to entering into this Agreement, Lender has required, and Borrower has agreed, for certain of Borrower's creditors to enter into a Subordination Agreement of even date herewith (the "Subordination Agreement"), the form of which is attached as Exhibit D;
                                              ---------

         Whereas, as additional consideration for making the Revolving Advances, Lender has required Borrower to issue, and Borrower has agreed, to issue a warrant to purchase shares of common stock of Borrower in an amount that, taking into consideration the election by Lender, if any, to convert the Note, would result in Lender owning 20% of the fully diluted outstanding common stock of Borrower (the "Warrant"), the form of which is attached as Exhibit E; and
                                                           ---------

         Whereas, the Lender is willing to make such Revolving Advances available upon and subject to the terms and conditions hereinafter set forth.

                                    Agreement
                                    ---------

         In consideration of the promises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "Agreement" shall have the meaning set forth in the introduction to the Agreement.

         "Audit" means to inspect, audit and copy Borrower's books and records and the Collateral.

         "Borrower" has the meaning set forth in the introduction to this Agreement."Borrower's Account" shall have the meaning set forth in Section 2.7
                                                                   -----------
of this Agreement.

         "Borrower Recommendation" shall have the meaning set forth in Section
                                                                       -------
6.14 of this Agreement.
----

         "Borrower Shareholder Approval" shall have the meaning set forth in
Section 6.13 of this Agreement.
------------

         "Borrower Shareholder's Meeting" shall have the meaning set forth in
Section 6.13 of this Agreement.
------------

         "Business Day" means a day on which Lender is open for business.

         "Change of Control" shall be deemed to have occurred at such time as a

"person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction of more than fifty percent (50%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.

         "Closing Date" shall mean the date of the initial funding under this Agreement.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

         "Collateral" shall have the meaning set forth in the Security
Agreement.

         "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Default" means any event which with notice or passage of time or both would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1
                                                                     -----------
of this Agreement.

                  "Event of Default" means any of the events set forth in
Section 10.1 of this Agreement.
------------

                  "First Homemark Loan" shall have the meaning set forth in the recitals to this Agreement.

                  "FNIS" shall have the meaning set forth in the recitals to this Agreement.

                  "FNIS Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "FNIS Deposit" shall have the meaning set forth in the recitals to this Agreement.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "HMI" shall have the meaning set forth in Section 5.11 of this
                                                            ------------
Agreement.

                  "Homemark" shall have the meaning set forth in the recitals to this Agreement.

                  "Homemark Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Homemark Loans" shall have the meaning set forth in the recitals to this Agreement.

                  "Homemark Parties" shall have the meaning set forth in Section
                                                                         -------
5.11 of this Agreement.
----

                  "Homemark Securities Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Homemark Security Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Indemnified Liabilities" shall have the meaning set forth in
Section 10.4 of this Agreement.
------------

                  "Intellectual Property" shall mean all Copyrights, all Patents and all Marks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used, including the licenses or other agreements with respect to the Copyrights, Patents or Marks listed in
Section 6.12(a) of the schedules; (c) all information, customer lists,
---------------
identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs;

(d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) the approvals of any governmental person now held or hereafter obtained by the Borrower in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Borrower in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Borrower on a worldwide basis.

                  "Interest Rate" shall have the meaning set forth in Section
                                                                      -------
3.1 of this Agreement.
---

                  "Lender" shall have the meaning set forth in the introduction to this Agreement.

                  "Lien" shall mean any mortgage, deed of trust, pledge,
                   ----
hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Loan Documents" means this Agreement, the agreements and documents listed in Section 5.10, and any other agreement, instrument or
                    ------------
document executed in connection herewith or therewith.

                  "Marks" shall have the meaning set forth in the Security Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower (which for those purposes shall include any entity in which Borrower possesses 80% or more of the ownership or voting interests) or any guarantor of any of the Obligations, (ii) the ability of borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Lender hereunder or thereunder.

                  "Maturity Date" shall have the meaning set forth in the Note.

                  "Maximum Revolving Advance Amount" shall have the meaning set forth in Section 2.1 of this Agreement.
         -----------

                  "Note" shall have the meaning set forth in the recitals to
                                                             ---------------
this Agreement.

                  "Obligations" means all present and future Revolving Advances, loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Lender.

                  "Original Loan Amount" shall have the meaning set forth in the recitals to this Agreement. "Patent" shall have the meaning set forth in the Security Agreement.

                  "Payment Office" means Lender's chief executive offices located at 4050 Calle Real, Santa Barbara, California 93110, or such other office as Lender designates.

                  "Payroll Loan" shall have the meaning set forth in the recitals to this Agreement.

                  "Person" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political divisions thereof, or any other entity.

                  "Proxy Statement" shall have the meaning set forth in Section
                                                                        -------
6.16 of this Agreement.
----

                  "Registration Rights Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Revolving Advance" shall have the meaning set forth in
Section 2.1 of this Agreement.
-----------

                  "Second Homemark Loan" shall have the meaning set forth in the recitals to this Agreement.

                  "Security Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Solvent" means with respect to any person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         2.       REVOLVING ADVANCES, PAYMENTS.
                  ----------------------------

                  2.1   Revolving Advances. Subject to the terms and conditions
                        ------------------
set forth in this Agreement, the Lender will make advances to the Borrower (each a "Revolving Advance") in an aggregate principal amount for all such Revolving Advances outstanding at any time not to exceed $3,000,000 (the "Maximum Revolving Advance Amount"); provided that the Maximum Revolving Advance Amount may be increased to $4,000,000 if Lender, in its sole and absolute discretion, is required to reimburse to FNIS the FNIS Deposit.

                  2.2   Procedure for Borrowing Revolving Advances. The Borrower
                        ------------------------------------------
may notify the Lender prior to 3:00 p.m. (California time) one Business Day in advance of the requested date of the Revolving Advance of Borrower's request to incur, on such day, a Revolving Advance hereunder. A form of request for Revolving Advance is attached to the Note. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with the Lender, or with respect to any other Obligation, including, but not limited to, reimbursement of the FNIS Deposit in the event the transactions contemplated by the FNIS Agreement are not consummated, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with the Lender, or to reimburse in full to FNIS the FNIS Deposit, and such request shall be irrevocable.

                  2.3   Disbursement of Revolving Advance Proceeds. All
                        ------------------------------------------
Revolving Advances shall be disbursed from whichever office or other place the Lender may designate from time to time and, together with any and all other Obligations of the Borrower to the Lender, shall be charged to Borrowers' Account on the Lender's books. Prior to the Maturity Date, the Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by the Borrower or deemed to have been requested by the Borrower under Section 2.2 hereof shall, with respect to requested Revolving
               -----------
Advances to the extent the Lender makes such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account with the Lender, in immediately available funds or, with respect to Revolving Advances deemed to have been requested by the Borrower, be disbursed by or to the Lender to be applied to the outstanding Obligations giving rise to such deemed request.

                  2.4   Maximum Revolving Advances. The aggregate balance of
                        --------------------------
Revolving Advances outstanding at any time shall not exceed the Maximum Revolving Advance Amount.

             2.5  Repayment of Revolving Advances.
                  -------------------------------

        i. The Revolving Advances shall be due and payable in full on the Maturity Date subject to earlier prepayment as herein provided.

        ii. All payments of principal, interest and other amounts payable hereunder, or under any of the Loan Documents shall be made to the Lender at the Payment Office not later than 1:00 P.M. (California time) on the due date therefor in lawful money of the United States of America in funds immediately available to the Lender. The Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Revolving Advances as provided in
             Section 2.2 hereof.
             -----------

        iii. The Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

             2.6  Repayment of Excess Revolving Advances. The aggregate balance
                  --------------------------------------
of Revolving Advances outstanding at any time in excess of the maximum amount of Revolving Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

             2.7  Statement of Account. The Lender shall maintain, in accordance
                  --------------------
with its customary procedures, a loan account ("Borrower's Account") in the name of the Borrower and in the form attached as Schedule A to the Note, in which shall be recorded the date and amount of each Revolving Advance made by the Lender and the date and amount of each payment in respect thereof; provided,
                                                                   --------
however, the failure by the Lender to record the date and amount of any
-------
Revolving Advance shall not adversely affect the Lender. Each fiscal quarter, the Lender shall send to the Borrower a statement showing the accounting for the Revolving Advances made, payments made or credited in respect thereof, and other transactions between the Lender and the Borrower during such quarter. The quarterly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lender and the Borrower unless the Lender receives a written statement of the Borrower's specific exceptions thereto within thirty (30) days after such statement is received by the Borrower. The records of the Lender with respect to the loan account shall be conclusive evidence, absent manifest error, of the amounts of Revolving Advances and other charges thereto and of payments applicable thereto.

             2.8  Additional Payments. Any sums expended by the Lender due to
                  -------------------
the Borrower's failure to perform or comply with its obligations under this Agreement or any other document may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

             2.9  Manner of Payment. All payments (including prepayments) to be
                  -----------------
made by the Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Lender at the Payment Office, in each case on or prior to 1:00 p.m., California time, in Dollars and in immediately available funds.

        2.10    Use of Proceeds. The Borrower shall apply the proceeds of
                ---------------
Revolving Advances to (i) to repay and cancel the Homemark Loans, (ii) to repay and cancel the Payroll Loan, (iii) if necessary in Lender's sole discretion, to repay the FNIS Deposit, and (iv) to provide for its working capital needs. In the event Borrower is requesting a Revolving Advance for the purpose of making payment to any Person, including but not limited to the purposes set forth in subsections (i), (ii), and (iii), above, Lender shall have the right to pay the Revolving Advance to such Person directly.

        3.      Interest and Fees.

                3.1     Interest. Interest on Revolving Advances shall be
                        --------
payable in arrears on the Maturity Date. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the quarter at a rate per annum equal to the Prime Rate as published in the Wall Street Journal from time to time plus two percent (2%) (the "Interest Rate"). Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Interest Rate plus two percent (2%) per annum (the "Default Rate").

                3.2     Computation of Interest and Fees. Interest and fees
                        --------------------------------
hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Interest Rate during such extension.

                3.3     Maximum Charges. In no event whatsoever shall interest
                        ---------------
charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

                3.4     Increased Costs. In the event that any applicable law,
                        ---------------

treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any financial, monetary or other authority, shall:

                (a) subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Document (except for changes in the rate of tax on the overall net income the Lender by the jurisdiction in which it maintains its principal office); or

                (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Revolving Advances hereunder by an amount that the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Advances by an amount that the Lender deems to be material, then, in any case the Borrower shall promptly pay the Lender, upon its demand, such additional amount as will compensate the Lender for such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Borrower, and such certification shall be conclusive absent manifest error.

        4. Application of Revolving Advance to Repay FNIS Deposit. Lender and Borrower acknowledge and agree that, at Lender's sole and absolute discretion, in the event FNIS determines not to proceed with the purchase of the MLS Contracts as contemplated by the Asset Purchase Agreement, Lender will repay the FNIS Deposit and apply such amount as a Revolving Advance.

        5.      Conditions Precedent.

                The obligation of Lender to make the Revolving Advances is subject to the satisfaction, in the sole discretion of Lender, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

                5.1 Status of Accounts at Closing. Borrower shall provide an accurate aged accounts payable statement.

                5.2 Executed Agreement. Lender shall have received this Agreement duly executed and in form and substance satisfactory to Lender in its sole and absolute discretion.

                5.3 Opinion of Borrower's Counsel. Lender shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Lender in its sole and absolute discretion.

                5.4 Priority of Lender's Lien. Lender shall have received the results of "of record" searches satisfactory to Lender in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Lender has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

                5.5 Insurance. Lender shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section
                                                                        -------
8.2 hereof, including lender's loss payee endorsements.
---

                5.6 Borrower's Existence. Lender shall have received copies of Borrower's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Lender shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

                5.7 Organizational Documents. Lender shall have received copies of Borrower's by-laws and all amendments thereto, and Lender shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

                5.8 Taxes. Lender shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Lender in its sole and absolute discretion.

                5.9 Due Diligence. Lender shall have completed its due diligence with respect to Borrower.

                5.10 Other Documents and Agreements. Lender shall have received such other agreements, instruments and documents as Lender may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Lender in Lender's sole and absolute discretion, and in form for filing in the appropriate filing office, including as are necessary to perfect and establish the priority of the liens granted by this Agreement, but not limited to:

                (i) Instruments or Certificates evidencing or representing the Revolving Advance, including the Note in the form attahced as Exhibit A hereto;
        ---------

                (ii) UCC-1 financing statement, fixtures and filings and termination;

                (iii)   Security Agreement in the form attached as Exhibit B
                                                                   ---------
                        hereto;

                (iv) Registration Rights Agreement in the form attached as Exhibit C hereto;
                        ---------

                (v)     Subordination Agreements in the form attached as Exhibit
                                                                         -------
                        D hereto; and
                        -

                (vi)    Warrant in the form attached as Exhibit F hereto;
                                                        ----------------

                (vii)   Disclosure Schedules pursuant to Article 6 of this
                        --------------------------------------------------
                        Agreement.
                        ---------

                5.11 Homemark Matters. Lender shall be satisfied, in its sole and absolute discretion, that the transactions contemplated by this Agreement, including the repayment of all obligations of Borrower to Homemark, HomeSeekers Management, Inc. ("HMI"), or its Affiliates (collectively, the "Homemark Parties") the FNIS Agreement, or any other transaction between Lender and Borrower shall not be prohibited, challenged, or otherwise delayed for any reason by the Homemark Parties, or any other beneficiary of any agreement relating to the Homemark Loans or any other transaction between Borrower and any of the Homemark Parties. Lender may require, among other things, (i) that a Revolving Advance pay in full all amounts due the Homemark Parties under the Homemark Loans, (ii) that Borrower cause the Homemark Parties to release any and all Liens asserted by the Homemark Parties against any assets of Borrower, and
(iii) that the Homemark Parties enter into a general release of claims with Borrower in form and substance satisfactory to Lender in its sole discretion.

                5.12 Amendment to Charter Documents. Lender shall be satisfied that Borrower has amended its charter documents to provide for the transactions contemplated by this Agreement, including amendment of Borrower's articles of incorporation authorizating additional shares of Common Stock in an amount sufficient to issue upon conversion of the Note and exercise of the Warrant.

          6.    Representations, Warranties and Covenants of the Borrower.

                In order to induce Lender to enter into this Agreement and to make Revolving Advances, Borrower represents and warrants to Lender as follows, and covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants. All exceptions to the representations and warranties contained in this Article 6 shall be attached to this Agreement as individually numbered schedules (collectively, the "Disclosure Schedules") corresponding to the applicable sections and subsections of this Article 6. The Disclosure Schedules shall diligently prepared and delivered by Borrower to Lender as soon as reasonably practicable, but in no event later than twenty-five (25) days following the execution of this Agreement. The Disclosure Schedules are subject to the approval of Buyer in accordance with section 5.10(vii) above.

                6.1 Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrowers articles of incorporation or by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

                6.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of its present and prior trade names. Borrower shall give Lender thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

               6.3 Place of Business; Location of Collateral. The addresses set forth in the heading to this Agreement is Borrower's chief executive offices. In addition, Borrower has places of business and Collateral located only at the locations set forth on the Schedule. Borrower will give Lender at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

               6.4 Title of Collateral; Permitted Liens; Subordination of Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower, liens listed on Section 6.4 of the Schedule ("Permitted Liens"),
                             -----------
and Inventory sold in the ordinary course of business (provided that the security interests established by this Agreement shall attached to any proceeds of such sales). The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others. Borrower will use its best efforts to cause the lenders holding the Permitted Liens to execute and deliver to Lender, in form acceptable to Lender, such waivers and subordinations as Lender shall specify, so as to cause Lender's security interest in the Collateral to be a first-priority perfected and enforceable security interests. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Lender, use its best efforts to cause such third party to execute and deliver to Lender, in form acceptable to Lender, such waivers and subordinations as Lender shall specify, so as to ensure that Lender's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

               6.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral.

               6.6     Books and Records. Borrower shall:

               (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as Lender may reasonably require in order to reflect the liens granted by this Agreement;

               (b) furnish to Lender from time to time (but, unless any Event of Default shall have occurred and be continuing, no more frequently than monthly) statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, as Lender may reasonably request, all in reasonable detail;

               (c) prior to filing, either directly or through Lender, licensee or other designee, any application for any Copyright, Patent or Mark, furnish to the Secured Party prompt notice of such proposed filing.

               6.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial conditions of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

               6.8 Tax Returns and Payments: Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which would result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of, or automatically deposit, all payroll taxes payable by Borrower.

               6.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

               6.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or threatened by or against or affecting Borrower in any court or before any governmental agency which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

               6.11 Use of Proceeds. All proceeds of all Revolving Advances shall be used solely for lawful business purposes as set forth in more detail in
Section 2.10. Borrower is not purchasing or carrying any "margin stock" (as
------------
defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Revolving Advance will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

               6.12 Intellectual Property.

               (a)  Section 6.12(a) of the Schedules sets forth completely and
                    ---------------
correctly all Copyrights, Patents and Marks owned by Borrower on the Closing Date; except pursuant to licenses and other user agreements entered into by Borrower in the ordinary course of business and listed in Section 6.12(a) of the
                                                          ---------------
Schedules, Borrower owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Mark listed in Section 6.12(a) of the Schedules; all registrations listed in Section
          ---------------                                               -------
6.12(a) of the Schedules are valid and in full force and effect; and, except as
-------
may be set forth in Section 6.12(a) of the Schedules, Borrower owns and
                    ---------------
possesses the right to use all Copyrights, Patents and Marks listed in Section
                                                                       -------
6.12(a) of the Schedules;
-------

               (b)  Section 6.12(a) of the Schedules sets forth completely and
                    ---------------
correctly all licenses and other user agreements included in the Intellectual Property on the Closing Date;

               (c)  Except as set forth in Section 6.12(a) of the Schedules,
                                           ---------------
there is no violation by others of any right of Borrower with respect to any Copyright, Patent or Mark listed in Section 6.12(a) of the Schedules and (ii)
                                    ---------------
Borrower is not infringing in any respect upon any Copyright, Patent or Mark of any other person; and no proceedings have been instituted, are pending against Borrower or, have been threatened against, and no claim has been received by, Borrower, alleging any such violation, except as may be set forth in Section
                                                                     -------
6.12(a) of the Schedules
-------

               (d) Borrower (either itself or through licensees) will, for each Mark, (i) to the extent consistent with past practice and good business judgment, continue to use such Mark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Mark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Mark, (iii) employ such Mark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Mark material to the conduct of its business may become invalidated.

               (e) Borrower (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

               (f) Borrower will notify Lender immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental person) regarding Borrower's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

               (g) Borrower will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

               (h) If any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, Borrower will notify Lender within (10) days after it learns of such event and will, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

               (i) Borrower will, through counsel acceptable to Lender, prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Marks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that Borrower shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Borrower. Any expenses incurred in connection with such an application shall be borne by Borrower. Borrower will not abandon any right to file an application for any Intellectual Property or any pending such application in the United States without the consent of Lender, which consent shall not be unreasonably withheld.

               (j) Lender will have the right but not the obligation to bring suit in its own name to enforce the Copyrights, Patents and Marks and any license under such Intellectual Property, in which event Borrower will, at the request of Lender, do any and all lawful acts and execute and deliver any and all proper documents required by Lender in aid of such enforcement action.

          6.13 Required Vote; Board Approval.
               -----------------------------

               (a) The only vote of the holders of any class or series of capital stock of the Borrower required by law, rule or regulation to approve this Agreement and/or any of the other transactions contemplated hereby is the affirmative vote (the "Borrower Shareholder Approval") of the holders of 51
                       -----------------------------
percent of the outstanding shares of Borrower Common Stock in favor of the adoption and approval of this Agreement.

               (b) Borrower's Board of Directors has (a) determined that this Agreement and the transactions contemplated hereby, are in the best interests of Borrower and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and

(c) resolved (subject to Section 6.14) to recommend to such shareholders that they vote in favor of adopting and approving this Agreement in accordance with the terms hereof.

               6.14 Shareholder Meeting. Borrower shall cause a meeting of its
                    -------------------
shareholders (the "Borrower Shareholders Meeting") to be duly called and held
                   -----------------------------
for the purpose of obtaining the Borrower Shareholder Approval as soon as reasonably practicable after the date of this Agreement. Except as provided in the next sentence, (a) the Borrower's Board of Directors shall recommend approval and adoption by its shareholders of this Agreement (the "Borrower
                                                                  --------
Recommendation"), and (b) Borrower shall use its reasonable best efforts to
--------------
solicit the Borrower Shareholder Approval. The Board of Directors of Borrower shall be permitted to (i) not recommend to the Borrower's shareholders that they give the Borrower Shareholder Approval or (ii) withdraw or modify in a manner materially adverse to Lender the Borrower Recommendation, only if the Board of Directors of Borrower by a majority vote determines in its good faith judgment (after consultation with its outside legal counsel) that it is necessary to so withdraw or modify the Borrower Recommendation to comply with its fiduciary duties under applicable law.

               6.15 Reasonable Best Efforts. Subject to the terms and conditions
                    -----------------------
hereof, Borrower will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any governmental entity vacated or reversed.

               6.16 Certain Filings

               (a) As promptly as practicable after the date hereof, but in no event later than 30 days after the date of this Agreement, Borrower shall prepare and file with the SEC a proxy statement (the "Proxy Statement") for the purpose of obtaining the Borrower Shareholder Approval. Borrower shall mail the Proxy Statement to its shareholders as promptly as practicable, and, if necessary promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

               (b) No filing of, or any amendment or supplement to, the Proxy Statement will be made by Borrower without providing Lender the opportunity to review and comment thereon. If at any time any information relating to either party, or any of their respective Affiliates, officers or directors should be discovered by the Borrower or Lender, that should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of the Borrower.

          7.   [Intentionally Omitted]

          8.   ADDITIONAL DUTIES OF THE BORROWER.

               8.1 Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

               8.2 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Lender, in such form and amounts as Lender may reasonably require, and Borrower shall provide evidence of such insurance to lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Lender as a loss payee thereon and Borrower shall cause a Lender's loss payee endorsement in form reasonably acceptable to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Lender shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Lender may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower's expenses. Borrower shall promptly deliver to Lender copies of all reports made to insurance companies.

               8.3 Reports. Borrower, at its expense, shall provide Lender with the written reports set forth in Section 8 of the Schedule, and such other
                                 ---------
written reports with respect to Borrower (including budgets, sales projections, operating pans and other financial documentation), as Lender shall from time to time reasonably specify.

               8.4 Access to Collateral, Books and Records. At reasonably times but not less frequently than quarterly and on three (3) Business Days' notice, Lender, or its agents, shall have the right to perform Audits. Lender shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Three Hundred Dollars ($300) per person per day (or such higher amount as shall represent Lender's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Lender of the same and obtaining the written agreement form such accounting firm, service bureau or other third party to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Credit Agreement.

             8.5 Negative Covenants. Borrower shall not, without Lender's prior written consent, (provided that the execution of any agreement by Lender or its Affiliates shall be deemed a consent) do any of the following:

             (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

             (b) acquire or sell any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;
               ---------

             (c) enter into any other transaction outside the ordinary course of business;

             (d) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

             (e) store any Inventory or other Collateral with any warehouseman or other third party;

             (f) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

             (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business,
      (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

             (h) incur any debts outside the ordinary course of business;

             (i) guarantee or otherwise become liable with respect to the obligations of another party or entity, which would have a Material Adverse Effect;

             (j) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

             (k) make change in Borrower's capital structure except as contemplated herein; or

             (l) dissolve or elect to dissolve.

                  Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

                          8.6  Litigation Cooperation. Should any third-party
suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

                          8.7  Further Assurances. Borrower agrees, at its
expense, on request by Lender, to execute all documents and take all actions, as Lender, may deem reasonably necessary or useful in order to perfect and maintain Lender's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

                  9.      Maturity Date.

                          9.1  Maturity Date. This Agreement shall continue in
effect until the Maturity Date provided that the Maturity Date may be extended in Lender's sole and absolute discretion.

                          9.2  Early Termination. This Agreement may be
terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Lender; or (b) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately.

                          9.3  Payment of Obligations. On the Maturity Date or
on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Lender's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until, all Obligations have been paid and performed in full; provided that, without limiting the fact that Revolving Advances are subject to the discretion of Lender, Lender may, in its sole discretion, refuse to make any further Revolving Advances after termination. No termination shall in any way affect or impair any right or remedy of Lender, nor shall any such termination relieve Borrower any Obligation to Lender, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and terminating of this Agreement, Lender shall promptly deliver to Borrower terminating statements, requests for reconveyances and such other documents as may be required to fully terminate Lender's security interests.

                  10.     Events of Default and Remedies.

                          10.1 Events of Default. The occurrence of any of the
following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof:

                          (a) Any warranty, representation, statement, report or
certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue and misleading and results in a Material Adverse Effect; or

                          (b) Borrower shall fail to pay when due any Revolving
Advance or any interest thereon or any other monetary Obligation; or

                          (c) The total Revolving Advances and other Obligations
outstanding at any time shall exceed the Maximum Revolving Advance Amount; or

                          (d) Borrower shall fail to comply with the financial
covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

                          (f) Borrower shall fail to perform any other
non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due or notice of Borrower's Failure to perform such Obligations; or

                          (g) Any levy, assessment, attachment, seizure, lien or
encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

                          (h) Any default or event of default occurs under any
obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

                          (i) Borrower breaches any material contract or
obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

                          (j) Dissolution, termination of existence, insolvency
or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

                          (k) The commencement of any proceeding against
Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cure by the dismissal thereof within thirty (30) days after the date commenced; or

                          (l) Revocation or termination of, or limitation or
denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

                          (m) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or Obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any person who has subordinated such indebtedness or Obligations terminates or in any way limits his subordination agreement; or

                          (n)   except as permitted  under Section  8.5(a),
                                                           --------------
         Borrower shall suffer or experience any Change of Control without Lender's prior written consent, which consent shall be in the discretion of Lender in the exercise of its reasonable business judgment; or

                          (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

                          (p)   There shall be any Material Adverse Effect.

         Lender may cease making any Revolving Advances or extending any credit hereunder during any of the above cure periods.

                    10.2 Remedies. Upon the occurrence, and during the continuance, of any Event of Default, Lender, at its option and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

                          (a) Cease making Revolving Advances or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

                          (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

                  All attorneys' fees, expenses, costs, liabilities and Obligations incurred by Lender (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Lender on demand. Lender may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Revolving Advances.

                    10.3  [Intentionally Omitted]

                    10.4 Power of Attorney. Borrower grants to Lender an irrevocable power of attorney coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Lender agrees to exercise the following powers in a commercially reasonable manner:

                          (a) Execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

                          (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Lender's Collateral or in which Lender has an interest;

                          (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's materialman's or other lien, or assignment or satisfaction of mechanic's materialman's or other lien;

                          (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender's possession;

                          (e) Endorse all checks and other forms of remittances received by Lender;

                          (f) Pay, consent or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

                          (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

                          (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

                          (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

                          (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights or access and other rights with respect thereto as Lender has under this Agreement; and

                          (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

                  Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Lender (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable upon demand. Lender may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Revolving Advances. In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend and hold Lender and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against , imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

                  11.     General Provisions.

                          11.1 Interest Computation. In computing interest on
the Obligations, all checks, wire transfers and other items of payment received by Lender (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations upon receipt by Lender of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 a.m. Central Standard Time, on any day shall be deemed received on the next Business Day. Lender shall not however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its sole discretion, and Lender may charge Borrower's loan account for the amount of any time of payment which is returned to Lender unpaid.

                          11.2 Application of Payments. All payments with
respect to the obligations may be applied, and in Lender's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Lender shall determine in its sole discretion.

                          11.3 Charges to Accounts. Lender may, in its
discretion, require that Borrower pay monetary Obligations in cash to Lender, or charge them to Borrower's Revolving Advance account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Revolving Advances.

                          11.4 Monthly Accountings. Lender shall provide
Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

                           11.5    Notices. All notices to be given under this
Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Lender or Borrower at the addresses shown below:

                  If to Lender:

                           Fidelity National Financial, Inc.
                           4050 Calle Real, Suite 220
                           Santa Barbara, California 93110-3413
                           Attn: Marlan Walker
                           Telephone:  (805) 696-7000
                           Facsimile:  (805) 696-7809


                  If to Borrower:

                           HomeSeekers.com, Incorporated
                           6490 S. McCarran, Suite D-30
                           Reno, Nevada 89509
                           Attn: President
                           Telephone: (775) 824-8054
                           Facsimile: (775) 824-8050


All notices shall be deemed to have been given upon deliver in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the Untied States mail, with postage prepaid.

                           11.6    Severability. Should any provision of this
Agreement be held by any court of competent jurisdiction to be void and unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

                           11.7    Integration. This Agreement and such other
written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated into this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

                           11.8    Waivers. The failure of Lender at any time or
time to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives demand, protest, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangibles, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement.

                           11.9    No Liability for Ordinary Negligence. Neither
Lender, nor any of its directors, officers, employees, agents, attorneys or any other Persons affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender, but nothing herein shall relieve Lender from liability for its own gross negligence or willful misconduct.

                           11.10   Amendment. The terms and provisions of this
Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized office of Lender.

                           11.11   Time of Essence. Time is of the essence in
the performance by Borrower of each and every obligation under this Agreement.

                           11.12   Attorneys Fees, Costs and Charges. Borrower
shall reimburse Lender for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, and in connection with, or relating to this agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses pursuant to bankruptcy) Lender incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of , lease, dispose of, or otherwise enforce Lender's security interest in the Collateral; and otherwise represent Lender in any litigation relating to Borrower. If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Lender's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and chargers to which Lender may be entitled pursuant to this agreement may be charged by Lender to Borrower's loan account and shall thereafter bear interest at the same rate as the Revolving Advances.

                           11.13   Benefit of Agreement. The provisions of this
Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Borrower from its liability for the Obligations. Lender may assign its rights and delegate its duties hereunder without the consent of Borrower. Lender reserves the right to syndicate all or a portion of the transactions created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower.

                           11.14   Publicity. Lender and Borrower, subject to
approval of Lender which shall not be unreasonably withheld, shall issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

                           11.15   Paragraph Headings Construction. Paragraph
headings are only used in this Agreement for convenience. Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the heading shall not be used in any manner to construe, limit, define, interpret any term or provision of this Agreement. The term "including," whenever used in this Agreement, shall mean "including (but not limited to)." This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

                           11.16   Governing Law; Jurisdiction; Venue. This
Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Lender to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender's option, be litigated in course located within California, and that the exclusive venue therefor shall be Cook County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                           11.17   Mutual Waiver of Jury Trial. BORROWER AND
LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN

LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                            [signature page follows]

     LENDER:

                                        FIDELITY NATIONAL FINANCIAL, INC.




                                        -----------------------------------
                                            Name:
                                            Title:

     BORROWER:                          HOMESEEKERS.COM, INCORPORATED


                                        By: _______________________________
                                             Name:
                                             Title:

                     Schedule to Revolving Credit Agreement
                     --------------------------------------

         This Schedule forms an integral part of the Revolving Agreement between Lender and Borrower.

Section 6 - Representations, Warranties and Covenants

         Section 6.2 - Prior Names of Borrower:





         Section 6.2 - Existing Trade Names of Borrower:





         Section 6.3 - Other Locations and Addresses:




         Section 6.4 - Permitted Liens

         Section 6.10 - Material Adverse Litigation:



         Section 6.10 - Future Claims and Litigation. Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of Fifty Thousand Dollars ($50,000) or more, or involving One Hundred Thousand Dollars ($100,000) or more in the aggregate.

         Section 6.12(a)-Intellectual Property.

                  (i)   List of Copyrights-.
                        ------------------

                  (ii)  List of Patents-.
                        ---------------

                  (iii) List of Marks-.
                        -------------

                  (iv)  Material Contracts Licenses Agreements-
                        --------------------------------------

                  1)

                  2)  .

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

      Section 8.1 - Other Provisions:



      Section 8.3 - Reporting. Borrower shall provide Lender with the following:

                (i) Monthly internally prepared financial statements, as soon as available, and in any event within fifteen (15) days after the end of each fiscal quarter of Borrower.

                (ii) Annual financial statements, as soon as available, and in any event within ninety (90) days following the end of Borrower's fiscal year, containing the unqualified opinion of, and certified by, an independent certified public accountant acceptable to Lender.

      Section 8.5 - Negative Covenants (Acquired Assets): $50,000

                                      -3-

                                    Exhibit A
                                    ---------

                                      Note
                                      ----

                                    Exhibit B
                                    ---------

                               Security Agreement
                               ------------------

                                    Exhibit C
                                    ---------

                          Registration Rights Agreement
                          -----------------------------

                                    Exhibit D
                                    ---------

                             Subordination Agreement
                             -----------------------

                                    Exhibit E
                                    ---------

                                     Warrant
                                     -------